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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Corporate Property Associates 14 Incorporated of our report dated July 19, 2006 relating to the balance sheet of CPA:14 Holdings Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
July 21, 2006